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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest reported event): November 22, 2002




                             Entrada Networks, Inc.
             (Exact name of registrant as specified in its charter)




                                    000-26952

                            (Commission File Number)

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
                           DELAWARE                                       33-0676350
(State or other jurisdiction of incorporation or organization)            (I.R.S. Employer Identification No.)

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                       12 Morgan, Irvine, California 92618
             (Address of principal executive offices, with zip code)



                                 (949) 588-2070
              (Registrant's telephone number, including area code)



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ITEM 2.  ACQUISITIONS AND DISPOSITION OF ASSETS.

On August 15, 2002, we signed a definitive agreement to acquire Savant Consulting Group, Inc., a New Jersey-based provider of outsourced information technology solutions. We filed a Form 8-K with the SEC on August 19, 2002 describing the merger and including as an exhibit the Agreement and Plan of Merger with Exhibits A & B. On October 10, 2002 we filed Form 8-K/A with the SEC providing pro forma consolidated financial statements. On November 22, 2002 we signed an Amended and Restated Agreement and Plan of Merger that amends the transaction to a merger between our newly formed subsidiary Entrada Acquisitions, LLC and DBW, Inc., Savant's parent corporation. This Amended and Restated Agreement and Plan of Merger is provided as Exhibit 2.2 to this 8-K/A. There are no changes to the exhibits to the merger agreement that were filed with the 8-K on August 19, 2002. The merger is with one of our subsidiaries, it complies with Delaware General Corporation Law and only board approval is required therefore the transaction will not be submitted for shareholder approval. This merger is subject to customary closing conditions.

In consideration for the merger, DBW's shareholder HandsOn Ventures, LLC, a Santa Monica, California based venture capital firm, will receive cash and/or common stock and Series B preferred shares of Entrada Networks. This consideration is the same as in the prior merger agreement. The Series B Convertible Preferred Stock will have a liquidation value of $5,000,000. The cash and/or common stock will have a value of $1,000,000 and will be payable in four installments over one year. The purchase price can increase by up to an additional $3,400,000, based upon the performance of Savant after the closing in the years 2003, through 2005. In the event that all the Series B Convertible Preferred Stock is converted into common stock and the $1,000,000 is paid all in common stock, HandsOn Ventures, LLC will own more than 74% of our shares.

Savant, which is a preferred vendor to a number of Fortune 500 companies, was founded in 1997. Savant achieved net revenues of $17.3 million during the nine months ended September 30, 2002, and $17.3 million for the year ended December 31, 2001. For the six months ended July 31, 2002 and the fiscal year ended January 31, 2002, Entrada Networks achieved net revenues of $6.6 million and $13.3 million, respectively.

In deciding to approve the merger, our board of directors considered the opinion, dated as of September 12, 2002, of FMV Opinions, Inc. (which we will refer to as "FMV"), as to the fairness to us of the consideration being paid under the merger agreement from a financial point of view. This favorable opinion and its accompanying cover letter are attached as Exhibits 99.9 and
99.10 to this Form 8-K/A and sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion. This opinion is directed to the board of directors and is not a recommendation to shareholders with respect to any matter relating to the merger.

         Our director, Rohit Phansalkar, has an equity interest in HOV's proceeds from a sale or other disposition of Savant, and the value of that interest will be impacted by the successful completion of the merger.

         Our chairman, CEO and president, Kanwar Chadha, is the brother of Par Chadha, and Par Chadha is a beneficial owner of DBW. Our director and CFO, Davinder Sethi, is first cousin of Par Chadha, and Dr. Sethi has, from time to time, provided advice to HandsOn Ventures or other entities beneficially owned by HOV's beneficial owner, Par Chadha.

         As described elsewhere in this document, Savant plans to derive an increasing amount of its revenue from the provision of services such as Project Life Cycle management, software application development and maintenance, and help desk support. Savant has designated Digital Boardwalk, Inc., which is owned by HOV, a preferred vendor for the delivery of these and other services.

         The executive finance operations of Savant are located within the offices of HOV and Savant pays to HOV rent as a sub-tenant.

ITEM 7. Financial Statements and Exhibits.

            (a) Not applicable.
            (b) Not applicable
            (c) Exhibits

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
              Exhibit No.           Description
       -------------------         ------------------
           2.2                     Amended and Restated Agreement and Plan of Merger

          99.9                     Cover Letter of Fairness Opinion of FMV Opinions, Inc.
                                   Issued September 12, 2002

          99.10                    Fairness Opinion of FMV Opinions, Inc. Issued September 12, 2002

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                             ABOUT ENTRADA NETWORKS

Entrada Networks currently has three wholly owned subsidiaries that focus on developing and marketing products in the storage networking and network connectivity industries. Rixon Networks manufactures and sells a line of fast and gigabit Ethernet adapter cards that are purchased by large networking original equipment manufacturers as original equipment for servers, and other computer and telecommunications products. Rixon's focus is on two- and four-port cards and drivers for highly specialized applications. Sync Research manufactures and services frame relay products for some of the major financial institutions in the U.S and abroad. The Torrey Pines subsidiary specializes in the design & development of SAN transport switching products. Entrada Networks is headquartered in Irvine, CA. www.entradanetworks.com.

                                   Safe Harbor

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including but not limited to the following factors: 1) the ability of the Company to generate the cash flow from operations, or raise additional capital necessary to finance its ongoing businesses; 2) the ability of the Company to develop or acquire new profitable lines of business and to attract and retain management to lead this effort; 3) the continuing market acceptance of the legacy products which account for all of the Company's current revenues; 4) the ability of the Company to generate revenues from its research and development efforts in the SAN space; 5) the much greater financial and other resources of Entrada Networks' many well-entrenched competitors; 6) the adoption of technology standards different from those under which Entrada is prepared to deliver products; 7) the successful completion of the merger described in the 8-K filed August 19, 2002 and assimilation of Savant Consulting Group into Entrada Networks; 8) changes in the market for outsourced IT Services, which could have an adverse effect on the financial performance of Savant Consulting Group; 9) the delisting of Entrada's securities from NASDAQ SmallCap Market could have adverse impact on its financial condition including the Company's ability to raise external capital; and 10) such other factors as are set forth in Entrada's annual report on Form 10-K, filed May 1, 2002, and in the reports previously filed by Entrada's former Parent, Sorrento Networks Corporation or Sync Research with the U.S. Securities and Exchange Commission, including but not limited to the Reports of Sync Research, Inc., filed in connection with its merger with Entrada on Form S-4 and S-4/A.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ENTRADA NETWORKS, INC.
Date: November 22, 2002

                                          /s/ Davinder Sethi
                                          --------------------------------
                                          Davinder Sethi, Ph.D.
                                          Chief Financial Officer
                                          Chief Accounting Officer




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